UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 12, 2010.

Duckwall-ALCO Stores, Inc.
(Exact name of registrant as specified in its charter)

Kansas	0-20269	48-0201080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Cottage
Abilene, Kansas 67410-2832
 (Address of principal executive offices) (Zip Code)

(785) 263-3350
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 12, 2010, Donny R. Johnson resigned from his position as Executive Vice President-Chief Financial Officer of Duckwall-ALCO Stores, Inc. (the “Company”), effective as of August 13, 2010.  Mr. Johnson has decided to relocate his family to Tahlequah, Oklahoma in order to be near to his parents and extended family. Mr. Johnson took a position with a company near Tahlequah, and the Company wishes Mr. Johnson the best in his and his family’s transition. The Company is diligently looking for a replacement for Mr. Johnson and hopes to announce Mr. Johnson’s replacement soon.

Item 7.01.  Regulation FD Disclosure.

The information set forth in Item 5.02 is incorporated herein by reference, in its entirety, into this Item 7.01. On July 15, 2010, the Company issued a press release attached as Exhibit 99.1, incorporated into this Item 7.01 by reference, announcing the resignation of Mr. Johnson.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits.

Exhibit
Number                      Description

99.1	Press Release dated July 15, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2010	DUCKWALL-ALCO STORES, INC. By: /s/ Richard E. Wilson Richard E. Wilson President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit
Number                      Description

99.1	Press Release dated July 15, 2010